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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 1997


                        Commission file number: 33-67866



                          A I M  MANAGEMENT GROUP INC.
             (Exact name of registrant as specified in its charter)



           Delaware                                  76-0528004
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                    Identification No.)


              11 Greenway Plaza, Suite 100, Houston, Texas  77046
          (Address of principal executive offices, including zip code)



                                 (713) 626-1919

              (Registrant's telephone number, including area code)


                                Not Applicable*
          (Former name or former address, if changed since last report)





-------------------------

     *Registrant is a successor entity as described herein.
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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

       On November 4, 1996, A I M Management Group Inc. (the "Company") and INVESCO PLC ("INVESCO"), a company incorporated under the laws of England, announced the execution of an agreement and plan of merger (the "Merger Agreement") pursuant to which the Company would merge with and into AVZ Inc., a direct wholly-owned subsidiary of INVESCO, with AVZ Inc. being the surviving corporation (the "Merger"). The Merger Agreement valued A I M Management Group Inc. at approximately $1.6 billion as of November 4, 1996. The consideration paid in connection with the Merger, which was completed on February 28, 1997, consisted of (i) 290 million Ordinary Shares of INVESCO, allocated among all outstanding shares of the Common Stock of the Company, par value $0.0025 per share ("Old Common Stock"), all outstanding shares of the Class B Common Stock of the Company, par value $0.0025 per share and vested and unvested options and a warrant for Old Common Stock, and (ii) cash in an amount estimated at February 28, 1997 to be approximately $544 million, which was allocated among the Company's stockholders and the holders of certain vested options for Old Common Stock and a warrant for Old Common Stock. The actual amount of the cash consideration will be adjusted to take into account certain transaction expenses, certain balance sheet items and the Company's net income and dividends paid from September 1, 1996 through the closing date of the Merger. Upon consummation of the Merger, the Company's stockholders, option holders and warrant holder owned approximately 45 percent of the issued INVESCO Ordinary Shares on a fully diluted basis.

       After the Merger was completed, AVZ Inc. contributed all of the assets and liabilities of the Company to A I M Management Group Inc. (formerly, A I M Management Group Acquisition Corp.) ("New AIM"), a Delaware corporation and wholly-owned subsidiary of AVZ Inc. (the "Drop-Down Transaction"). In connection with the Merger and the Drop-Down Transaction, supplemental indentures to the indenture dated as of November 3, 1993 (the "Indenture") providing for the issuance of the Company's 9% Senior Notes due 2003 (the "Notes") were delivered, and as of February 28, 1997, New AIM became the obligor under the Notes. The officers of the Company prior to the Merger will continue as officers of New AIM and four of the directors of the Company prior to the Merger will continue as directors of New AIM.

       The Merger constitutes a "Change in Control" as defined under the Indenture. The Indenture provides that within fifteen days following an occurrence of a Change in Control, New AIM must offer to purchase the Notes from the holders thereof for an amount equal to 101% of the principal amount plus accrued and unpaid interest to the date the Notes are accepted for purchase by New AIM. The offer to purchase the Notes will be made by New AIM upon such terms and subject to such other conditions as are set forth in the Indenture. Materials regarding the offer to purchase the Notes will be sent out by New AIM to holders of record of the Notes on or before March 14, 1997.

       Pursuant to the Merger Agreement, certain stockholders of the Company and their spouses, directors of INVESCO and proposed directors of INVESCO entered into a voting agreement with INVESCO dated as of November 4, 1996 (the "Voting Agreement") pursuant to which such parties agreed to exercise their votes as directors and shareholders of INVESCO so as to maintain a board of fifteen members, seven of whom will be designated by certain members of INVESCO's senior management, seven of whom will be designated by certain members of the Company's senior management, and one of whom will be the Chairman. Each of the designated groups of directors will include at least three independent non-executive directors. In addition, one member of the Board of Directors will be designated Vice-Chairman. The initial Chairman is Charles Brady, who was INVESCO's Chairman prior to the Merger, and the initial Vice-Chairman is Charles T. Bauer, the Company's Chairman. Under the Voting Agreement, the parties thereto are required to (a) exercise their votes so as to maintain the balance of the membership of the board following any resignation, removal or re-election of directors and (b) vote their shares at any general meeting of INVESCO on resolutions (other than those in respect of the election of directors) in the same proportion as the votes cast by unaffiliated shareholders (primarily, shareholders who are not party to the agreement), provided that any such resolution has been approved by two-thirds of the members of the board of INVESCO.





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       INVESCO, one of the world's largest independent investment management groups, has a major presence in the institutional investment management and retail mutual fund businesses in the United States and Europe, and a growing presence in the Pacific region. Since the Merger, the businesses of INVESCO and the various subsidiaries of the Company have continued to operate under their names as they existed prior to the Merger. The Ordinary Shares of INVESCO are listed on the London Stock Exchange and the American Depositary Shares of INVESCO are listed on the New York Stock Exchange. Effective March 3, 1997, the name of INVESCO PLC was changed to AMVESCO PLC.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed as part of this report:

Exhibits:

       2.1 Agreement and Plan of Merger among the Company, INVESCO PLC and Invesco Group Services, Inc. dated as of November 4, 1996, incorporated by reference to Exhibit 2.1 to the registration statement on Form F-3/F-1 (file no. 333-5990) of INVESCO PLC and INVESCO Funding LLC filed November 21, 1996.

       2.2 Amendment No. 1 to Agreement and Plan of Merger among the Company, INVESCO PLC and Invesco Group Services, Inc. dated as of February 20, 1997.

       2.3 Amendment No. 2 to Agreement and Plan of Merger among the Company, INVESCO PLC and Invesco Group Services, Inc. dated as of February 27, 1997.





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                                   SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 7, 1997.




                                           A I M MANAGEMENT GROUP INC.



                                           /s/John J. Arthur
                                           -----------------------------------
                                           John J. Arthur
                                           Vice President and Treasurer
                                           (Chief Accounting Officer)





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                                  EXHIBIT INDEX

Exhibit
Number                Description of Exhibit
-------               ----------------------

2.1 Agreement and Plan of Merger among the Company, INVESCO PLC and Invesco Group Services, Inc. dated as of November 4, 1996, incorporated by reference to Exhibit 2.1 to the registration statement on Form F-3/F-1 (file no. 333-5990) of INVESCO PLC and INVESCO Funding LLC filed November 21, 1996.

2.2 Amendment No. 1 to Agreement and Plan of Merger among the Company, INVESCO PLC and Invesco Group Services, Inc. dated as of February 20, 1997.

2.3 Amendment No. 2 to Agreement and Plan of Merger among the Company, INVESCO PLC and Invesco Group Services, Inc. dated as of February 27, 1997.